                                                                   Exhibit 11.1
                                                                       (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                               Three Months Ended June 30,
                                                             -------------------------------------------------------------
                                                                       1999                                 1998
                                                             ------------------------           --------------------------
                                                               Basic         Diluted              Basic          Diluted
                                                               -----         -------              -----          -------
     I.  Shares Outstanding April 1                          2,601,029      2,601,029           3,546,029        3,546,029

    II.  Stock Purchased During the Period:
         Options Exercised (weighted)                              825            825               2,940            2,940
         Purchase of Treasury Stock (weighted)                  (5,542)        (5,542)           (216,650)        (216,650)
                                                             ---------      ---------           ---------        ---------
                                                             2,596,312      2,596,312           3,332,319        3,332,319

    II.  Weighted Equivalent Shares:

         Assumed Options Exercised                                             47,406                               72,454
                                                             ---------      ---------           ---------        ---------
   III.  Weighted Average Shares and Equivalent Shares       2,596,312      2,643,718           3,332,319        3,404,773
                                                             =========      =========           =========        =========
    IV.  Net Income                                            $   900        $   900            $  6,864         $  6,864
                                                             =========      =========           =========        =========
     V.  Net Income Per Share                                  $   .35        $   .34            $   2.06          $  2.02
                                                             =========      =========           =========        =========


                                                              Exhibit 11.1
                                                                  (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                               Nine Months Ended June 30,
                                                             ------------------------------------------------------------
                                                                       1999                                1998
                                                             ------------------------           -------------------------
                                                               Basic         Diluted              Basic           Diluted
                                                               -----         -------              -----           -------

     I.  Shares Outstanding October 1                        2,940,729      2,940,729           4,713,546        4,713,546

    II.  Stock Purchased During the Period:
         Options Exercised (weighted)                              275            275               2,728            2,728
         Purchase of Treasury Stock (weighted)                (151,832)      (151,832)           (650,171)        (650,171)
                                                             ---------      ---------           ---------        ---------
                                                             2,789,172      2,789,172           4,066,103        4,066,103

    II.  Weighted Equivalent Shares:

         Assumed Options Exercised                                             49,625                               43,740
                                                             ---------      ---------           ---------        ---------
   III.  Weighted Average Shares and Equivalent Shares       2,789,172      2,838,797           4,066,103        4,109,843
                                                             =========      =========           =========        =========
    IV.  Net Income                                           $  7,349       $  7,349            $ 12,228         $ 12,228
                                                             =========      =========           =========        =========
     V.  Net Income Per Share                                 $   2.63       $   2.59            $   3.01          $  2.98
                                                             =========      =========           =========        =========